Exhibit 1
                                    ---------

         The undersigned agree that the statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Dated: February 12, 1999


                                                /s/ Venerando J. Indelicato
                                            ------------------------------------
                                                    Venerando J. Indelicato


                                               /s/ Madeline Indelicato
                                            ------------------------------------
                                                   Madeline Indelicato